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                                                                    Exhibit 23.1


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

We consent to the incorporation by reference in Registration Statements of Applied Power, Inc. on Form S-3 No. 333-47493, Forms S-8 No. 33-18140, No. 33-21250, No. 33-24197, No. 33-38719, No. 33-38720,. No. 33-62658, No. 333-42353,
No. 333-46469, No. 333-61279, No. 333-61281, and No. 333-61389 of our report dated February 19, 1999, appearing in this report on Form 11-K of APW 401(k) Plan for the year ended August 31, 1998.


                              /s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 25, 1999